UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  January 8, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 8, 2014, GlaxoSmithKline plc (GSK) and Theravance, Inc. issued a press release announcing the launch of RELVAR® ELLIPTA® (fluticasone furoate/vilanterol) in the United Kingdom (UK), the first inhaled corticosteroid/long acting beta2-agonist (ICS/LABA) combination to provide continuous 24-hour efficacy for the treatment of asthma and chronic obstructive pulmonary disease (COPD) in a practical once-daily dose.  Relvar is a combination of the inhaled corticosteroid (ICS), fluticasone furoate “FF”, and the long-acting beta2-agonist (LABA), vilanterol “VI” (FF/VI) and is the first ICS/LABA to launch in the UK with both an asthma and COPD indication at the same time.  Two strengths of FF/VI have been approved for the treatment of asthma (92/22 mcg and 184/22 mcg) and one strength has been approved for COPD (92/22 mcg).  All strengths will be administered once daily using the Ellipta, a new dry powder inhaler (DPI).  FF/VI has been developed under the LABA collaboration agreement between Glaxo Group Limited and Theravance, Inc.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit _____	Description ________
Exhibit 99.1	Press Release dated January 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: January 8, 2014	By:	/s/ Michael W. Aguiar _______________________________
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No. _____	Description ________

Exhibit 99.1	Press Release dated January 8, 2014